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                                                                Exhibit 99(a)(2)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                       HATTERAS MULTI-STRATEGY FUND, L.P.

        This Certificate of Amendment to the Limited Partnership of Hatteras Multi-Strategy Fund, L.P. (the "Limited Partnership"), dated as of November 23, 2004, is being duly executed and filed by David B. Perkins, the President of Hatteras Investment Management, LLC, the general partner of the Limited Partnership, in order to amend the Certificate of Limited Partnership of the Limited Partnership, dated as of October 29, 2004, pursuant to the provisions of
Section 17-202 of the Delaware Revised Uniform Limited Partnership Act. The undersigned does hereby certify as follows:

        1. The name of the Limited Partnership is Hatteras Multi-Strategy Fund, L.P.

        2. The Certificate of Limited Partnership of the Limited Partnership is hereby amended by deleting Section 1 in its entirety and replacing it with the following:

               "1. The name of the Limited Partnership is "Hatteras Multi-Strategy Fund II, L.P."


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                                                               Exhibit 99)(a)(2)

        IN WITNESS WHEREOF, the undersigned, the sole general partner of the Limited Partnership, has caused this Certificate of Amendment to the Certificate of Limited Partnership to be duly executed as of this 23rd day of November, 2004.




                                      HATTERAS MULTI-STRATEGY FUND, L.P.



                                      By: HATTERAS INVESTMENT MANAGEMENT
                                          LLC, its General Partner


                                      By:  /s/  David B. Perkins
                                      ----------------------------------
                                        Name:    David B. Perkins
                                        Title:  President